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                                                                    Exhibit 5.1


9 May 2000

OpenTV Corp.
401 East Middlefield Road
Mountain View
CA 94043

Dear Sirs

OpenTV Corp. - IBC No. 346535

We have been asked as counsel to OpenTV Corp., a British Virgin Islands company (the "Company"), to provide this legal opinion in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), of 13,853,741 Class A Ordinary shares in the Company (the "shares") to be offered by the Company in the merger of Sonnet Acquisition Corp., a wholly owned subsidiary of the Company, with and into Spyglass, Inc. ("Spyglass"), as contemplated by an Agreement and plan of Merger and Reorganization dated as of March 26, 2000, among the Company, Sonnet Acquisition Corp. and Spyglass (the "Agreement"). The Company will issue
0.7236 of a Class A Ordinary Share in exchange for each share of outstanding Spyglass common stock.

This opinion is given in accordance with the terms of the Legal matters section of the Registration Statement (as defined below).

1. For the purpose of this opinion we have reviewed the following documents:-

     (a) the Registration Statement on Form F-4 provides to us by Wilson Sonini Goodrich & Rosati (the "Registration Statement") and filed by the Company with the United States Securities and Exchange Commission for the purpose of registering the Shares;

     (b)   a faxed copy of the executed Agreement;

     (c) the Memorandum and Articles of Association and certificate of incorporation of the Company obtained from the British Virgin Islands Companies Registry on 28 April 2000;

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        (d)   facsimile copies of the final form draft of the minutes of a meeting of the directors of the Company held on 25 March 2000 containing unanimous resolutions of the directors of the Company (the "Directors' Resolutions") authorizing, inter alia:

              (i)    the entry into the Agreement; and

              (ii)   the issuance of the Shares;

        (e) an original Registered Agent's Certificate Dated 5 May 2000 issued by Havelet Trust Company (BVI) Limited, the Registered Agents of the Company in the British Virgin Islands;

        (f) an original Secretary's Certificate issued by James F. Brown, the Secretary of the Company dated 5 May 2000, identifying the directors and officers of the Company;

        (g) the public records of the Company as at 8 May 2000 on file with, and available for inspection at, the Companies Registry in the British Virgin Islands; and

        (h) the records of proceedings on file with, and available for inspection on 8 May 2000 at the High Court of Justice, British Virgin Islands.

2. For the purposes of this opinion we have assumed without further enquiry that the Company has full authority and was duly authorized to enter into, execute and deliver the Agreement and issued the Shares by means of resolutions in the form of the Directors' Resolutions passed at a duly convened and quorate meeting of the board of directors of the Company in accordance with the provisions of the Company's Memorandum and Articles of Association.

3. This legal opinion is confined to and given on the basis of the new laws in the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

4.  Based on the foregoing, we are of the opinion that:-

        (a) the Company is a company limited by shares, duly incorporated, validly existing, and in good standing as a separate legal entity under the laws and regulations of the British Virgin Islands;

        (b) the Company has full statutory authority, corporate power and legal right to own, lease and operate its properties and to conduct its business as described in the Registration Statement; and

        (c) the Shares to be offered and sold by the Company have been legally authorized and, when sold pursuant to the terms described in the Registration Statement, and paid for at least to the extent of their par value, will be legally issued, fully paid and non-assessable.

5.   In connection with the above opinion, we hereby consent:-

        (a) to the use of our name in the registration Statement, the prospectus constituting a part thereof and all amendments thereto under the captions "Risk Factors - Because OpenTV is a British Virgin Islands Company..." and "Legal Matters"; and

        (b) to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is addressed to you and may be relied upon by you and your counsel. This opinion is limited to the matters detailed herein and is not to read as an opinion with respect to any other matter.

Yours faithfully



/s/ HARNEY WESTWOOD & RIEGELS